EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Zions Bancorporation:


We consent to the use of our report dated January 26, 1998 with respect to the consolidated financial statements of Zions Bancorporation and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the Registration Statement and Proxy Statement/Prospectus.


                                                       /s/ KPMG PEAT MARWICK LLP

                                                       KPMG PEAT MARWICK LLP

Salt Lake City, Utah
July 17, 1998